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                                                                  Exhibit 10-185



March 28, 2002



Mr. Michael A. Lubin
Chairman of the Board
Lexington Precision Corporation
767 Third Avenue
New York, NY  10017

Dear Mr. Lubin:

Please be advised that Bank One, NA has approved the extension of the following credit facilities until July 1, 2002:

- Note #67 with a current outstanding balance of $906,533.57. This loan will continue to amortize based on fixed principal payments of $8,333.33 plus accrued interest monthly.

- Note #158 with a current outstanding balance of $1,255,555.63. This loan will continue to amortize based on fixed principal payments of $11,111.11 plus accrued interest monthly.

- Note #174 with a current outstanding balance of $2,078,212.10. This loan will continue to amortize based on fixed principal payments of $16,759.78 plus accrued interest monthly.

- Note #190 with a current outstanding balance of $1,057,777.71. This loan will continue to amortize based on fixed principal payments of $8,888.89 plus accrued interest monthly.

Should you have any questions regarding these amendments / extensions, please feel free to contact me at (330) 972-1892.

Sincerely,

/s/  Randy J. Abrams

Randy J. Abrams
Assistant Vice President